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                                                                     Exhibit 5.1
                               OPINION RE LEGALITY


May 9, 2002



TB Wood's Corporation
440 North Fifth Avenue
Chambersburg, PA 17201

                  Re:      TB Wood's Corporation; 500,000 Shares of
                           Common Stock
                           ----------------------------------------

Gentlemen and Ladies:

We have acted as counsel for TB Wood's Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock") proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 1996 Stock-Based Incentive Compensation Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In our examination, we have assumed: (i) the genuineness of all signatures and the authenticity of all documents purporting to be originals; (ii) the conformity with originals of all documents submitted to us as copies; and (iii) the accuracy and correctness of all public records examined by us and of all certificates or reports issued by public officials. As to matters of fact, we have relied upon representations of the Company and certificates of corporate and other officers and on certificates of public officials.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that upon exercise of stock options in accordance with the terms of the Plan and option agreements thereunder and delivery of the Shares to the purchasers thereof against payment of the exercise price therefor, the Shares will be validly issued, fully paid and nonassessable.

Our opinions herein are limited solely to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


DECHERT